SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 2, 2001

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Item 5.  Other Events.

     On August 2, 2001, Ingram Micro Inc. (the “Registrant”) issued a press release announcing that it intends to offer $250 million of Senior Subordinated Notes due 2008 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated August 2, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By: /s/	James E. Anderson, Jr.

Name:	James E. Anderson, Jr.
Title:	Senior Vice President Secretary and General Counsel

Date:  August 2, 2001

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 2, 2001.